Exhibit 99.1

Media Contact

Mary Jo Rose

925-452-3252

mrose@taleo.com

Taleo Appoints Jonathan Schwartz and Jim Tolonen

to its Board of Directors

DUBLIN, CA — August 12, 2010 — Taleo Corporation (NASDAQ: TLEO), the leading provider of on-demand talent management solutions, today announced that Jonathan Schwartz and Jim Tolonen have been appointed to its board of directors.

“Market demand for our software has set Taleo on a fast-growth trajectory. We are fueling that trajectory with continuous innovation, customer engagement and relentless business plan execution,” said Michael Gregoire, Chairman and Chief Executive Officer of Taleo. “Adding the extraordinary combination of Jonathan’s globally renowned leadership in innovation and Jim’s deep experience in strategic finance and acquisition, will be invaluable to Taleo as we power our next phase of growth.”

Jonathan Schwartz is an acclaimed global technology executive, innovator and entrepreneur. An executive at Sun Microsystems from 1996 until 2010, Mr. Schwartz was most recently President, Chief Executive Officer and Director of the Fortune 200 organization and ultimately led its sale to Oracle Corporation. Prior to the acquisition, Sun Microsystems pioneered many of cloud computing’s most important innovations, from the world’s most pervasive open source software technologies, to the most efficient datacenter servers, storage and networking devices. From 2004-2006, Mr. Schwartz was Sun’s President and Chief Operating Officer, responsible for the operations and execution of Sun’s global businesses. In other executive positions at Sun, he oversaw the company’s software business, was its Chief Strategy Officer, and led mergers, acquisitions and Sun’s venture capital portfolio.

Prior to Sun, Mr. Schwartz was the founder, President and Chief Executive Officer of Lighthouse Design, Ltd. ultimately acquired by Sun Microsystems, and began his career with McKinsey & Company, Inc.

Jim Tolonen is a seasoned leader in finance and operations, and has managed some of the technology industry’s largest organic and acquisition-led growth trajectories. Most recently, as the Senior Vice President of Finance and Administration and Chief Financial Officer at Business Objects, S.A., Mr. Tolonen managed the global Finance, Tax, Information Technology and Administrative organizations through growth in revenues from $450 million to $1.7 billion. He assisted in 18 acquisitions, including the purchase of Crystal Decisions in 2003 for $820 million. Mr. Tolonen led Business Objects’ financial operations through the company’s acquisition in January, 2008 by SAP.

Prior to Business Objects, Mr. Tolonen held senior executive officer positions Novell, Inc., IGN Entertainment, Inc., and CyberMedia, and as a CPA at Arthur Andersen.

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About Taleo

Taleo’s (NASDAQ: TLEO) cloud-based talent management platform unites products and an ecosystem to drive business performance through talent intelligence. Nearly 4,700 customers use Taleo for talent acquisition, performance and compensation management, including 48 of the Fortune 100. Further, Taleo’s Talent Grid cloud community harnesses the expertise of Taleo customers and more than 200 million candidates and 100 partners and industry experts.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding the demand for Taleo’s solutions, Taleo’s growth prospects and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo’s Quarterly Report on Form 10-Q, as filed with the SEC on August 6, 2010, and in other reports filed by Taleo with the SEC.

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